Exhibit 99.1

N E W S R E L E A S E

Atmel Reports First Quarter 2013 Financial Results

SAN JOSE, CA, May 1, 2013 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its first quarter ended March 31, 2013.

	GAAP			Non-GAAP
	Q1 2013	Q4 2012	Q1 2012	Q1 2013	Q4 2012	Q1 2012
Net revenue	$329.1	$345.1	$357.8	$329.1	$345.1	$357.8
Gross margin	39.9%	38.1%	42.6%	40.5%	41.6%	43.2%
Operating margin	(19.0)%	(3.8)%	7.0%	4.3%	9.7%	9.9%
Net (loss) income	$(47.7)	$(12.3)	$20.4	$13.6	$29.4	$35.3
Diluted EPS	$(0.11)	$(0.03)	$0.05	$0.03	$0.07	$0.08

(In millions, except earnings per share data and percentages)

Revenue for the first quarter of 2013 was $329.1 million, a 5% decrease compared to $345.1 million for the fourth quarter of 2012, and 8% lower compared to $357.8 million for the first quarter of 2012. Adjusting for the Serial Flash divestiture that occurred in September 2012, first quarter 2013 revenue decreased 4% sequentially and declined 5% from the first quarter of the prior year.

GAAP net loss totaled $(47.7) million or $(0.11) per diluted share for the first quarter of 2013, principally as a result of a $42.8 million charge incurred primarily for restructuring activities and $21.6 million of legal-related settlement charges. These charges were offset by a gain on the sale of our Serial Flash product line of $4.4 million. This compares to GAAP net loss of $(12.3) million or $(0.03) per diluted share for the fourth quarter of 2012, and GAAP net income of $20.4 million or $0.05 per diluted share for the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 totaled $13.6 million or $0.03 per diluted share, compared to non-GAAP net income of $29.4 million or $0.07 per diluted share in the fourth quarter of 2012, and non-GAAP net income of $35.3 million or $0.08 per diluted share for the year-ago quarter. Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP gross margin was 39.9% in the first quarter of 2013, compared to 38.1% in the fourth quarter of 2012 and 42.6% in the first quarter of 2012. Non-GAAP gross margin was 40.5% in the first quarter of 2013 as compared to 41.6% in the immediately preceding quarter and 43.2% in the first quarter of 2012.

“Improving business conditions, a healthier backlog, and our strong product portfolio provide us increased confidence moving forward this year,” said Steve Laub, Atmel's President and Chief

Atmel Corporation | 1600 Technology Drive | San Jose CA 95110 | Phone (408) 441-0311 | Fax (408) 487-2600

Executive Officer. "We are making good progress enhancing our cost structure which we expect to materially benefit our long-term margin profile."

First quarter 2013 loss from operations on a GAAP basis was $(62.4) million or 19.0% of revenue, compared to loss from operations of $(13.2) million or 3.8% of revenue for the fourth quarter of 2012 and income from operations of $25.0 million or 7.0% of revenue for the first quarter of 2012. First quarter 2013 loss from operations was adversely affected by $42.8 million of charges incurred primarily for restructuring activities, legal-related settlement charges of $21.6 million and $2.3 million in acquisition-related charges. These charges were offset by a gain on the sale of our Serial Flash product line of $4.4 million. In comparison, fourth quarter 2012 loss from operations was adversely affected by a $10.6 million loss incurred on purchase commitments relating to a take-or-pay supply agreement, $11.0 million of charges incurred primarily for restructuring activities, a $6.5 million write-off of receivables from a foundry supplier, and $1.9 million in acquisition-related charges, and first quarter 2012 income from operations included a $10.7 million benefit from the release of reserves related to a previously received R&D grant and $2.0 million in acquisition-related charges.

Non-GAAP income from operations in the first quarter of 2013 was $14.2 million or 4.3% of revenue, compared to fourth quarter non-GAAP income from operations of $33.3 million or 9.7% of revenue, and first quarter 2012 non-GAAP income from operations of $35.6 million or 9.9% of revenue. Refer to the non-GAAP reconciliation table included in this release for more details.

Income tax benefit, on a GAAP basis, totaled $14.4 million for the first quarter of 2013. This compares to a benefit from income taxes of $2.2 million for the fourth quarter of 2012 and a provision for income taxes of $4.3 million for the first quarter of 2012. Non-GAAP provision for income taxes for the first quarter of 2013 was $1.0 million compared to non-GAAP income tax provisions of $2.6 million for the fourth quarter of 2012 and $0.1 million for the first quarter of 2012.

Cash used in operations totaled approximately $12.0 million for the first quarter of 2013, compared to cash provided by operations of $78.7 million for the fourth quarter of 2012 and $60.6 million for the first quarter of 2012. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $244.8 million at the end of the first quarter of 2013, a decrease of $51.2 million from the immediately preceding quarter. The decrease in cash balances during the first quarter of 2013 resulted principally from payments for two acquisitions, a prepayment made to Conductive Inject Technologies to support XSense™ production, timing of vendor payables and customer receivables and common stock repurchases.

Company Highlights

•	Samsung selects Atmel's low-power sensor hub solution for the Galaxy S4 smartphone

•	Atmel expands smart energy portfolio with acquisition of IDT's smart metering product lines and technology

•	Atmel's ultra-low power Wi-Fi solution chosen for next-generation Roku remote control

•	Launched a new ultra-low power 802.15.4 transceiver with ranging capability for industrial and consumer applications

•	Three new two-channel solid state lighting LED drivers launched for color control for two-color LED light engines

•	Introduced maXTouch® T Series, next-generation single-chip controller family for large screen devices

•	New product introductions featuring maXTouch include smartphones, Android and Windows 8 tablets, Ultrabooks, GPS devices and smart remote controls

•	Expanded third-party ecosystem of tools and software partners for ARM® Cortex®-A5 processor-based family of products

•	Launched new hardware and software tools platform to further simplify microcontroller design process

Stock Repurchase
During the first quarter of 2013, Atmel repurchased 2.4 million shares of its common stock in the open market at an average price of $6.52 per share.

Non-GAAP Metrics
Non-GAAP net income excludes charges related to losses on purchase commitments relating to take-or-pay supply agreements, losses (gains) relating to receivables from a foundry supplier, restructuring activities, settlement charges, charges associated with acquisitions, gain or loss on sale of assets, credit from reserved grant income, share-based compensation, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the first quarter 2013 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-758-4519. The conference ID number is 24392766 and participants are encouraged to initiate their calls 10 minutes prior to the 2:00 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://ir.atmel.com/ and will be archived for 12 months.
A replay of the May 1, 2013 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access numbers are 1-800-585-8367 within the U.S. and 1-404-537-3406 for all other locations. The access code is 24392766.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

© 2013 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel's forecasts, business outlook, expectations, new product launches, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2013 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic conditions (especially in Europe and Asia); the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries; and the financial instability of those foundries in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and new maXTouch products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters and terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2012, filed on February 26, 2013. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026
###

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Net revenue	$329,143	$345,083	$357,837

Operating expenses
Cost of revenue	197,838	213,544	205,470
Research and development	68,308	58,872	66,289
Selling, general and administrative	63,577	66,376	69,855
Acquisition-related charges	2,255	1,946	1,956
Restructuring charges	42,814	11,036	—
(Recovery) impairment of receivables from foundry supplier	(439)	6,495	—
Credit from reserved grant income	—	—	(10,689)
Gain on sale of assets	(4,430)	—	—
Settlement charges	21,600	—	—
Total operating expenses	391,523	358,269	332,881
(Loss) income from operations	(62,380)	(13,186)	24,956

Interest and other income (expense), net	352	(1,338)	(224)
(Loss) income before income taxes	(62,028)	(14,524)	24,732
Benefit from (provision for) income taxes	14,361	2,192	(4,345)
Net (loss) income	$(47,667)	$(12,332)	$20,387

Basic net (loss) income per share:
Net (loss) income per share	$(0.11)	$(0.03)	$0.05
Weighted-average shares used in basic net (loss) income per share calculations	428,999	429,312	440,265
Diluted net (loss) income per share:
Net (loss) income per share	$(0.11)	$(0.03)	$0.05
Weighted-average shares used in diluted net (loss) income per share calculations	428,999	429,312	444,927

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2013	December 31, 2012

Current assets
Cash and cash equivalents	$242,721	$293,370
Short-term investments	2,126	2,687
Accounts receivable, net	196,358	188,488
Inventories	335,814	348,273
Prepaids and other current assets	118,555	125,019
Total current assets	895,574	957,837
Fixed assets, net	210,298	221,044
Goodwill	104,581	104,430
Intangible assets, net	33,448	27,257
Other assets	153,148	122,965
Total assets	$1,397,049	$1,433,533

Current liabilities
Trade accounts payable	74,818	103,980
Accrued and other liabilities	222,158	203,510
Deferred income on shipments to distributors	45,293	29,226
Total current liabilities	342,269	336,716
Other long-term liabilities	111,583	100,179
Total liabilities	453,852	436,895

Stockholders' equity	943,197	996,638
Total liabilities and stockholders' equity	$1,397,049	$1,433,533

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012

GAAP gross margin	$131,305	$131,539	$152,367
Loss related to foundry arrangement	—	10,628	—
Share-based compensation expense	1,844	1,329	2,255
Non-GAAP gross margin	$133,149	$143,496	$154,622

GAAP research and development expense	$68,308	$58,872	$66,289
Share-based compensation expense	(4,608)	(5,257)	(6,763)
Non-GAAP research and development expense	$63,700	$53,615	$59,526

GAAP selling, general and administrative expense	$63,577	$66,376	$69,855
Share-based compensation expense	(8,310)	(9,818)	(10,309)
Non-GAAP selling, general and administrative expense	$55,267	$56,558	$59,546

GAAP (loss) income from operations	$(62,380)	$(13,186)	$24,956
Share-based compensation expense	14,762	16,404	19,327
Acquisition-related charges	2,255	1,946	1,956
Restructuring charges	42,814	11,036	—
Loss related to foundry arrangement	—	10,628	—
(Recovery) impairment of receivables from foundry supplier	(439)	6,495	—
Credit from reserved grant income	—	—	(10,689)
Gain on sale of assets	(4,430)	—	—
Settlement charges	21,600	—	—
Non-GAAP income from operations	$14,182	$33,323	$35,550

GAAP benefit from (provision for) income taxes	$14,361	$2,192	$(4,345)
Adjustments for cash tax and other tax settlements	15,335	4,790	(4,274)
Non-GAAP provision for income taxes	$(974)	$(2,598)	$(71)

GAAP net (loss) income	$(47,667)	$(12,332)	$20,387
Share-based compensation expense	14,762	16,404	19,327
Acquisition-related charges	2,255	1,946	1,956
Restructuring charges	42,814	11,036	—
Loss related to foundry arrangement	—	10,628	—
(Recovery) impairment of receivables from foundry supplier	(439)	6,495	—
Credit from reserved grant income	—	—	(10,689)
Gain on sale of assets	(4,430)	—	—
Settlement charges	21,600	—	—
Tax adjustments	(15,335)	(4,790)	4,274
Non-GAAP net income	$13,560	$29,387	$35,255

GAAP net (loss) income per share - diluted	$(0.11)	$(0.03)	$0.05
Share-based compensation expense	0.03	0.04	0.04
Acquisition-related charges	0.01	0.01	—
Restructuring charges	0.10	0.02	—
Loss related to foundry arrangement	—	0.02	—
(Recovery) impairment of receivables from foundry supplier	(0.00)	0.01	—
Credit from reserved grant income	—	—	(0.02)
Gain on sale of assets	(0.01)	—	—
Settlement charges	0.05	—	—
Tax adjustments	(0.04)	—	0.01
Non-GAAP net income per share - diluted	$0.03	$0.07	$0.08

GAAP diluted shares	428,999	429,312	444,927
Adjusted dilutive stock awards - non-GAAP	13,768	14,669	10,865
Non-GAAP diluted shares	442,767	443,981	455,792

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Loss related to foundry arrangement.

Loss related to foundry arrangement relates to the Company's assessment of the probable loss with respect to a European foundry “take or pay” arrangement for wafers to be delivered during the remaining term of the arrangement.   Atmel believes that it is appropriate to exclude loss related to foundry arrangement from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	(Recovery) impairment of receivables from foundry supplier.

(Recovery) impairment of receivables from foundry supplier relates to the Company's assessment of the probability of collecting on receivables from a European foundry supplier for certain services provided by Atmel to that foundry.  Atmel believes that it is appropriate to exclude (recovery) impairment of receivables from foundry supplier from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements and (2) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring charges.

Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Credit from reserved grant income.

Atmel recognized a credit from reserved grant income as a result of a ministerial decision executed by the Greek government providing for a partial refund of an outstanding state grant previously made. Based on the execution of this ministerial decision and the subsequent publication of that decision, management determined that it would not be required to repay the full amount of the outstanding grant. Atmel believes that it is appropriate to exclude credit from reserved grant income from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Settlement charges

Settlement charges related to legal settlements undertaken in connection with actual, contemplated or anticipated litigation, or activities undertaken in preparation for, or anticipation of, possible litigation related to intellectual property, customer claims or other matters affecting the business that are generally not reflective of ongoing company performance or ordinary course of litigation expenses.

•	Non-GAAP tax adjustment.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.